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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    June 14, 1997
                                                    ---------------------------


                        QUICKTURN DESIGN SYSTEMS, INC.
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            (Exact name of registrant as specified in its charter)

     Delaware                       0-22738                  77-0159619
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(State or other                   (Commission              (IRS Employer
jurisdiction of                   File Number)         Identification Number)
incorporation)

                  440 CLYDE AVENUE, MOUNTAIN VIEW, CALIFORNIA        94043
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                   (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:   (415) 967-3300
                                                     --------------------------

                                      N/A
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         (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    On June 14, 1997 (the "Closing Date"), pursuant to an Asset Purchase Agreement (the "Purchase Agreement") among Quickturn Design Systems, Inc. ("Quickturn"), Synopsys, Inc., a Delaware corporation ("Synopsys"), and Arkos Design, Inc., a California corporation and wholly-owned subsidiary of Synopsys ("Arkos"), Quickturn purchased from Synopsys certain assets relating to Synopsys' emulation business, including all of the outstanding capital stock of Arkos. As a result of these transactions, Arkos became a wholly-owned subsidiary of Quickturn. Quickturn is a leading provider of cycle-based simulation and reprogrammable emulation products for design verification of complex ICs and electronic systems.

    In addition to the Arkos stock, the assets acquired by Quickturn pursuant to the Purchase Agreement (the "Acquired Assets") include, among other things: (i) certain US, European and Japanese patent applications, (ii) certain US trademarks and trademark applications, (iii) licenses to use certain intellectual property owned by third parties (iv) tangible intellectual property assets owned by Synopsys, including the Arkos System Software and (v) certain fixed assets and inventory. Certain of the Acquired Assets constitute physical property, and were used by Synopsys and/or Arkos in the conduct of their integrated circuit emulation businesses. Quickturn presently intends to continue to use certain such assets for similar purposes, subject to changing needs of its business.

    The consideration paid by Quickturn pursuant to the Purchase Agreement was valued at $14,500,000 and consisted of $5,000,000 cash, 500,000 shares of Quickturn Common Stock and warrants to purchase 1,000,000 shares of Quickturn Common Stock. Subject to certain exceptions, the warrants issued to Synopsys will become exercisable with respect to one-half of the shares subject thereto six months after the Closing Date and will become fully exercisable on the first anniversary of the Closing Date. The exercise price of the warrants is $13.34 per share, which price represents 110% of the closing price of the Quickturn Common Stock on the Nasdaq Stock Market on June 6, 1997. The warrants will expire two years after the Closing Date.

    The consideration paid by Quickturn for the Acquired Assets (including the outstanding capital stock of Arkos) was determined pursuant to arms' length negotiations and took into account various factors concerning the valuation of the acquired business, including the book value of the Acquired Assets. The cash used in partial payment for the acquired assets was from the Company's general working capital.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  FINANCIAL STATEMENTS OF THE ACQUIRED BUSINESS

    Because the impact of the acquired business does not meet the minimum materiality threshold of Rule 3-05(b)(2)(i) of Regulation S-X (17 C.F.R. Section 210.3-05(b)(2)(i)), financial information of the acquired business is not required to be filed pursuant to Item 7(a) of this Form 8-K.

    (b)  PRO FORMA FINANCIAL INFORMATION.

         Pro forma financial information is not required to be filed pursuant to Item 7(b) of this Form 8-K because separate financial statements of the acquired business are not included in this filing, SEE 17 C.F.R. Section 210.11-01(c).

    (c)  EXHIBITS

          2.1      Asset Purchase Agreement dated as of June 14, 1997.



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                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   June 27, 1997            QUICKTURN DESIGN SYSTEMS, INC.


                                    /s/ RAYMOND K. OSTBY
                                  ----------------------------------------
                                  Raymond K. Ostby
                                  Vice President, Finance and Administration,
                                    Chief Financial Officer and Secretary


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                               INDEX TO EXHIBITS


   Exhibit
   Number               Description of Document
   -------               -----------------------

    2.1                 Asset Purchase Agreement dated as of June 14, 1997.